EXHIBIT 24.1

                                 POWER OF ATTORNEY

	The undersigned hereby constitutes and appoints each of Sabrina Simmons, Giovanni Insana, Kristen Arn-O'Rourke and Lauren Stigall, and any of their substitutes, signing singly, as the undersigned's true and lawful attorney-in-fact to:

1. obtain credentials (including codes or passwords) enabling the undersigned to make electronic filings with the U.S. Securities and Exchange Commission (the "SEC"), including as necessary to prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the SEC a Form ID, including amendments thereto, and any other document necessary or appropriate to obtain codes or passwords enabling the undersigned to make electronic filings with the SEC via the Electronic Data Gathering and Retrieval ("EDGAR") system of reports required by the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act of 1933, as amended (the "Securities Act") or any rule or regulation of the SEC;

2. act as an account administrator for the undersigned's EDGAR account, including: (i) appointing, removing and replacing account administrators, technical administrators, account users, and delegated entities; (ii) maintaining the security of Filer's EDGAR account, including modification of access codes; (iii) maintaining, modifying and certifying the accuracy of information on the undersigned's EDGAR account dashboard; and (iv) taking any other actions contemplated by Rule 10 of Regulation S-T;

3. execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Petco Health and Wellness Company, Inc. (the "Company"), Forms 3, 4 and 5 in accordance with
Section 16(a) of the Exchange Act and the rules thereunder, and Forms 144 in accordance with Rule 144 under the Securities Act;

4. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

5. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's sole discretion.

	The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with the requirements of the Exchange Act or the Securities Act, including Section 16 of the Exchange Act or Rule 144 under the Securities Act.

	This Power of Attorney shall remain in full force and effect until the earliest to occur of (i) the undersigned is no longer required to file Forms 3, 4 and 5 and Form 144 with respect to the undersigned's holdings of and transactions in securities issued by the Company, (ii) revocation by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact or (iii) as to any attorney-in-fact individually, until such attorney-in-fact is no longer employed by the Company and its subsidiaries. This
Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 27th day of August 2025.



					 /s/ Gary Briggs
					----------------------------
					Name: Gary Briggs